UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: November 15, 2006 (date of earliest event reported)

     Atlantic Bancshares, Inc.
(Exact name of registrant as specified in its charter)

    South Carolina
(State or other jurisdiction of incorporation)

333-127242	20-3047433
(Commission File Number)	(IRS Employer Identification No.)

1 Sherington Drive, Suite J, Bluffton, South Carolina (Address of principal executive offices)	29910 (Zip Code)

    (843) 815-7111
(Registrant's telephone number, including area code)

    n/a
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM   5.02 RESIGNATION OF AN EXECUTIVE OFFICER

On November 15, 2006, Mr. Anthony G. Schob, the Executive Vice President and President of the Mortgage Division of Atlantic Community Bank, the subsidiary bank of Atlantic Bancshares, Inc. (the “Company”), resigned from his position as Executive Vice President and President of the Mortgage Division by correspondence to the Company dated November 15, 2006.

The resignation is effective November 17, 2006. Mr. Schob’s employment agreement was terminated by his resignation. Pursuant to the terms of his employment agreement, Mr. Schob is entitled to compensation earned through the date of his resignation. However, the Company has agreed to continue to pay Mr. Schob his noncommission-based compensation through November 30, 2006, as well as his commission-based compensation for the Mortgage Division’s secondary market mortgage loan originations from July 1, 2006, through December 31, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC BANCSHARES, INC.
Date: November 20, 2006	By: /s/ Robert P. Trask
Robert P. Trask
President and Chief Executive Officer